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                                                              Exhibit 99.(b)(14)

                                POWER OF ATTORNEY

The person whose signature appears below hereby appoints Stephen M. Morain as his attorney-in-fact to sign and file on his behalf individually and in the capacity stated below such registration statements (including post-effective amendments, exhibits, applications and other documents) with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of Individual Flexible Premium Deferred Variable Annuity Contracts and Flexible Premium Variable Life Insurance Policies issued by EquiTrust Life Insurance Company.


SIGNATURE                        TITLE                      DATE
/s/ Steve L. Baccus              Director                   03-01-05
/s/ Jerry L. Chicoine            Director                   03-01-05
/s/ Jerry C. Downin              Director                   03-01-05
/s/ Craig A. Lang                Director                   02-28-05
/s/ William J. Oddy              Director                   02-28-05